Exhibit 2.2





                 ORYX INSTRUMENTS AND MATERIALS CORPORATION







                             Stockholders Agreement




                                February 27, 1998


                                TABLE OF CONTENTS

                                                                                                               Page
1.                Registration Rights.............................................................................2

   1.1   Definitions..............................................................................................2
   1.2   Company Registration.....................................................................................3
   1.3   Obligations of the Company...............................................................................4
   1.4   Furnish Information......................................................................................6
   1.5   Expenses of Company Registration.........................................................................6
   1.6   Underwriting Requirements.  Other Limitations............................................................7
   1.7   Delay of Registration....................................................................................7
   1.8   Indemnification..........................................................................................7
   1.9   Reports Under Securities Exchange Act of 1934...........................................................10
   1.10  Form S-3 Registration...................................................................................11
   1.11  Assignment of Registration Rights.......................................................................12
   1.12  "Market Stand-Off" Agreement............................................................................13
   1.13  Termination of Registration Rights......................................................................13

2.                Covenants......................................................................................13

   2.1   Delivery of Financial Statements........................................................................13
   2.2   Inspection..............................................................................................14
   2.3   Termination of Information and Inspection Covenants.....................................................14
   2.4   Board of Directors......................................................................................14
   2.5   Right of First Offer; Limitation on Options Issuance....................................................14

3.                Miscellaneous..................................................................................16

   3.1   Successors and Assigns..................................................................................16
   3.2   Governing Law...........................................................................................17
   3.3   Counterparts............................................................................................17
   3.4   Titles and Subtitles....................................................................................17
   3.5   Notices.................................................................................................17
   3.6   Expenses................................................................................................17
   3.7   Amendments and Waivers..................................................................................17
   3.8   Severability............................................................................................18
   3.9   Aggregation of Stock....................................................................................18
   3.10  Entire Agreement; Amendment; Waiver.....................................................................18



                             Stockholders Agreement

                  THIS STOCKHOLDERS AGREEMENT ("Agreement") is made as of the 27th day of February, 1998, by and among Oryx Instruments and Materials Corporation, a Delaware corporation (the "Company") and the stockholders listed on the signature page of this Agreement (the "Stockholders").


                                    RECITALS

                  A. The Company and each Stockholder are parties to the Stock Purchase and Reorganization Agreement of even date herewith (the "Reorganization Agreement") and desire to make provisions for the election of certain members of the Board of Directors of the Company and other matters.

                  NOW, THEREFORE, the parties hereby agree as follows:


Registration Rights.
                   The Company covenants and agrees as follows:


Definitions.
                    For purposes of this Section 1:

                                    The term "Act" means the  Securities  Act of
                           1933, as amended.

                                    The term  "Common  Stock"  means the validly
                           issued and outstanding Common Stock or Common Stock Equivalents or any other securities convertible into Common Stock of the Issuer.

                                    The term  "Form  S-3"  means such form under
                           the Act as in effect on the date hereof or any substitute registration form under the Act subsequently adopted by the SEC and then in effect which form permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                                    The term "Holder" means any person owning or
                           having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

                                    The  term   "1934   Act"   shall   mean  the
                           Securities Exchange Act of 1934, as amended.

                                    The  term  "register,"   "registered,"   and
                           "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                                    The term "Registrable  Securities" means any
                           Common  Stock of the  Company  issued  including  all
                           Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned.

                                    The   number  of   shares  of   "Registrable
                           Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                                    The term "SEC" shall mean the Securities and
                          Exchange Commission.


Company Registration.
                    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.


Obligations of the Company.
                    Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that
                           (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in
                           (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                                    Prepare   and   file   with   the  SEC  such
                           amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                                    Furnish  to  the  Holders  such  numbers  of
                           copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                    Use its best efforts to register and qualify
                           the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general Consent to service of process in any such states or jurisdictions.

                                    In  the  event  of any  underwritten  public
                           offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                    Notify each Holder of Registrable securities
                           covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                    Cause   all  such   Registrable   Securities
                           registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                                    Provide a transfer  agent and  registrar for
                           all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable securities, in each case not later than the effective date of such registration.


Furnish Information.

                           It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
                           Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                                    The Company  shall have no  obligation  with
                           respect to any  registration  requested  pursuant  to
                           Section 1.10 if, due to the operation of subsection 1.4(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection subsection 1.10(b)(ii).


Expenses of Company Registration.
                    The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto. The fees and disbursements of counsel for the selling Holders, if any, shall be paid by such Holders, as shall any underwriting discounts and commissions relating to Registrable Securities.


Underwriting Requirements.  Other Limitations.
                    In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under
Section 1.2 to include any of the Holder's  securities in such  underwriting  if
(i) it is the initial public offering of the Company's securities or (ii) unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall all be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.


Delay of Registration.
                    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.


Indemnification.
                    In the event any Registrable Securities are included in a registration statement under this Section 1:

                           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages,, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                           (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                                    To the extent permitted by law, each selling
                           Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                                    Promptly  after  receipt  by an  indemnified
                           party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                                    If the indemnification  provided for in this
                           Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                                    Notwithstanding the foregoing, to the extent
                           that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                    The  obligations  of the Company and Holders
                           under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.


Reports Under Securities Exchange Act of 1934.
                    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                           take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


Form S-3 Registration.
                    The Holders shall have the right to request that the Company file a registration statement on Form S-3 no more than once every twelve months, and in any case no more than twice. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder (which request meets the terms and conditions of this section), the Company will:

                           promptly   give   written   notice  of  the  proposed
                           registration,   and  any  related   qualification  or
                           compliance, to all other Holders (if any exist); and

                           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.10: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;
                           (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.10; provided, however, that the Company shall not utilize this right more than twice in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding such registration request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.10 or more than two such registrations; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           Subject to the foregoing with respect to Form S-3 registrations, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
                           Section 1.10, including (without limitation) all registration, filing, qualification, printer's and accounting fees and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, and the Fees and disbursements of counsel for the selling Holder or Holders shall be borne by the Company.


Assignment of Registration Rights.
                    The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner of any Holder that is a partnership, (ii) any family member or trust for the benefit of any individual Holder, or (iii) a transferee or assignee of such securities who after such assignment or transfer, holds at least 500,000 shares of Registrable Securities or all of the Registrable Securities purchased by a Holder under the Reorganization Agreement (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.


"Market Stand-Off" Agreement.
                    All Holders hereby agree that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of a sale to the public pursuant to a registration statement of the Company filed under the Act, each shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                           all officers and directors of the Company and all holders of more than three percent (3%) of the Company's shares enter into similar agreements of equal duration; and

                           such market stand-off time period shall not exceed three hundred sixty-five (365) days.

                           In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                           Notwithstanding the foregoing, the obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.


Termination of Registration Rights.
         No Holder shall be entitled to exercise any right  provided for in this
Section 1 after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.


Covenants.

Delivery of Financial Statements.
                    As long as a Stockholder continues to hold shares of Common Stock of the Company, the Company shall deliver to such Stockholder:

                           as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and certified by the Chief Financial Officer or President of the Company; and

                           as soon as practicable, but in any event within forty-five (45) days after the end of each calendar quarter, an unaudited balance sheet and income statement and schedule as to the sources and application of funds as of the end of such fiscal quarter, such reports to be prepared in accordance with GAAP (with the exception of footnotes that may be required by GAAP).


Inspection.
                    As long as an Stockholder holds not less than 500,000 shares of Common Stock, the Company shall permit such Stockholder, at such Stockholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.


Termination of Information and Inspection Covenants.
                    The  covenants set forth in  subsections  2.1(c) and Section
2.2 shall terminate as to the Stockholder and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.


Board of Directors.
                  For so long as Oryx Technology Corp. shall own not less than fifty percent (50%) of the shares of Common Stock held by it immediately following the Closing of the Reorganization Agreement, the Company agrees to nominate, and each of the Stockholders agrees to vote all shares held by it in favor of the election of one (1) designee of Oryx Technology Corp. to the Board of Directors of the Company (the "Oryx Designee"). The Board of Directors shall initially consist of the Oryx Designee, three other persons nominated by Corus Investment Ltd., and the chief executive officer of the Company.


Right of First Offer; Limitation on Options Issuance
                    Subject to the terms and conditions specified in this paragraph 2.5, the Company hereby grants to each Stockholder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.5, Stockholder includes any general partners and affiliates of Stockholder. A Stockholder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Stockholder in accordance with the following provisions:

                           The Company shall deliver a notice by mail or facsimile ("Notice") to Stockholder stating (i) its bona fide intention to offer such shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                           Within 15 calendar days after giving of the Notice, Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held by Stockholder bears to the total number of shares of common stock of the Company then outstanding.

                           If all Shares which Stockholder is entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the 90-day period following the expiration of the period provided in subsection 2.5
                           (b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first re-offered to Stockholder in accordance herewith.

                           The right of first offer in this paragraph 2.5 shall not be applicable (i) to the issuance or sale of up to 3,333,333 shares of Common Stock (or options therefor) to employees, directors, or consultants to the Company or the issuance or sale of up to an additional 701,754 additional shares of Common Stock (or options therefor) to such persons provided that the sale or option price is no less than the purchase price per share of Common Stock paid to Oryx Technology Corp. by the Company for the redemption of its shares of Common Stock pursuant to the Reorganization Agreement (such numbers of shares, together with the price limitations thereon, are referred to below as the "Option Limit"), (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act, (iii) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (iv) to up to 400,000 shares of Common Stock, warrants exercisable for shares of Common Stock, or other securities or rights convertible into Common Stock to persons or entities with which the Company has business relationships provided that the pre-money valuation of the Company implicit in the purchase price of such securities is no less than $3,500,000. The Company shall not issue or sell Common Stock or options therefor in amounts in excess of amounts permitted by, or at prices lower than those permitted by, the Option Limit without the written consent of Oryx Technology Corp.

                           The right of first  refusal set forth in this Section
                           2.5 may not be assigned or transferred, except that such right is assignable by Stockholder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, Stockholder. The right of first refusal and limitations on the Company imposed by this Section
                           2.5 shall terminate upon the closing of an initial public offering of the Company's Common Stock pursuant to an effective registration statement under the Act.

                           Within thirty (30) days of the date hereof, Corus Investment Ltd. Shall cause to be executed an irrevocable letter of credit in substantially the form attached hereto as Exhibit A.

                           Any breach by the Company of the obligations set forth in Section 2.4 or subsections 2.5(d) or (f) shall cause all indebtedness of the Company under that certain $1,000,000 promissory note in favor of Oryx Technology Corp. by the Company pursuant to the Reorganization Agreement to accelerate as provided in such note.


Miscellaneous.

Successors and Assigns.
                    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


Governing Law.
                    This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws provisions thereof.


Counterparts.
                    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Titles and Subtitles.
                    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


Notices.
                    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.


Expenses.
                    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to obtain from the non-prevailing party reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


Amendments and Waivers.
                    Any term of this  Agreement  with  respect to Section 1 only may be amended, only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. For all other amendments, the written consent of all parties shall be required. No waiver shall be effective unless in writing signed by the person charged with making such waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.


Severability.
                    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


Aggregation of Stock.
                    All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


Entire Agreement; Amendment; Waiver.
                    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

                  IN  WITNESS   WHEREOF,   the  parties   have   executed   this
Stockholders Agreement as of the date first above written.


                           ORYX INSTRUMENTS AND MATERIALS CORPORATION



                           By:__________________________________________________

                           Name:________________________________________________

                           Title:_______________________________________________

                           Address:_____________________________________________



                           ORYX TECHNOLOGY CORP.

                           By:__________________________________________________

                           Name:________________________________________________

                           Title:_______________________________________________

                           Address:_____________________________________________



                           CORUS INVESTMENT LTD.


                           By:__________________________________________________

                           Name:________________________________________________

                           Title:_______________________________________________

                           Address:_____________________________________________